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                                                                     Exhibit 4.9


                                WARRANT AGREEMENT

                  AGREEMENT, dated as of this ____th day of ___________, 1997, by and among Piranha Interactive Publishing, Inc., a Nevada corporation ("Company"), American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and D.H. BLAIR INVESTMENT BANKING CORP., a New York corporation ("Blair").

                               W I T N E S S E T H

                  WHEREAS, in connection with (i) a public offering of up to 1,380,000 units ("Units"), each unit consisting of one (1) share of the Company's Common Stock, $.001 par value ("Common Stock"), one (1) redeemable Class A Warrant ("Class A Warrants") and one (1) redeemable Class B Warrant ("Class B Warrants") pursuant to an underwriting agreement (the "Underwriting Agreement") dated _______________, 1997 between the Company and Blair, (ii) the issuance to the Underwriter or its designees of Unit Purchase Options to purchase an aggregate of 120,000 additional Units, to be dated as of __________, 1997 (the "Unit Purchase Options"),and (iii) the conversion of 750,000 warrants issued in a private placement by the Company on November 27, 1996 and December 5, 1996, into 750,000 Class A Warrants, the Company may issue up to 2,250,000 Class A Warrants and 1,500,000 Class B Warrants (the Class A Warrants and Class B Warrants may be collectively referred to as "Warrants"); and

                  WHEREAS, each Class A Warrant initially entitles the Registered Holder thereof to purchase one (1) share of Common Stock and one (1) Class B Warrant, and accordingly, the Company may issue up to an additional 2,250,000 Class B Warrants; and

                  WHEREAS, each Class B Warrant initially entitles the Registered Holder thereof to purchase one (1) share of Common Stock; and

                  WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the Registered Holders thereof;

                  NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

                  SECTION 1. Definitions. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:
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                  (a) "Common Stock" shall mean stock of the Company of any
class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of twenty million (20,000,000) shares of Common Stock, $.001 par value.

                  (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 40 Wall Street, 46th Fl., New York, New York 10005.

                  (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

                  (d) "Initial Warrant Exercise Date" shall mean as to each Class A Warrant and Class B Warrant __________, 1997.

                  (e) "Purchase Price" shall mean the purchase price to be paid upon exercise of each Class A Warrant or Class B Warrant in accordance with the terms hereof, which price shall be $6.50 as to the Class A Warrants and $8.75 as to the Class B Warrants, subject to adjustment from time to time pursuant to the provisions of Section 9 hereof, and subject to the Company's right to reduce the Purchase Price upon notice to all Registered Holders of Warrants.

                  (f) "Redemption Price" shall mean the price at which the Company may, at its option in accordance with the terms hereof, redeem the Class A Warrants and/or Class B Warrants, which price shall be $0.05 per Warrant.

                  (g) "Registered Holder" shall mean as to any Warrant and as of any particular date, the person in whose name the certificate representing the Warrant shall be registered on that date on the books maintained by the Warrant Agent pursuant to Section 6.

                  (h) "Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

                  (i) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on _________, 2002 or, with respect to Warrants which are outstanding as of the applicable Redemption Date (as defined in Section 8) and specifically excluding Warrants issuable upon exercise of Unit Purchase Options if the Unit Purchase Options have not been exercised, the Redemption Date, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized or required to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day

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on which banks are authorized or required to close. Upon notice to all
Registered Holders, the Company shall have the right to extend the Warrant Expiration Date.

                  SECTION 2. Warrants and Issuance of Warrant Certificates.

                  (a) A Class A Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock and one Class B Warrant upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 9.

                  (b) A Class B Warrant initially shall entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 9.

                  (c) The Class A Warrants and Class B Warrants included in the offering of Units will be detachable and separately transferable immediately from the shares of Common Stock constituting part of such Units. The Class B Warrants will also be detachable and separately transferable immediately from the shares of Common Stock issued upon exercise of the Class A Warrants.

                  (d) Upon execution of this Agreement, Warrant Certificates representing the number of Class A Warrants and Class B Warrants sold pursuant to the Underwriting Agreement shall be executed by the Company and delivered to the Warrant Agent. Upon written order of the Company signed by its President or Chairman or a Vice President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be countersigned, issued and delivered by the Warrant Agent as part of the Units.

                  (e) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 6,000,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

                  (f) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder,
(iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; (v) those issued pursuant to the Unit Purchase Option; (vi) at the option of the Company, in such form as may be approved by the its Board of Directors, to reflect any adjustment or change in the Purchase Price, the number of

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shares of Common Stock purchasable upon exercise of the Warrants or the Target
Price(s) therefor made pursuant to Section 8 hereof; and (vii) those Class B Warrants issued upon exercise of Class A Warrants.

                  (g) Pursuant to the terms of the Unit Purchase Options, the Underwriter may purchase up to 120,000 Units, which include up to120,000 Class A Warrants and 120,000 Class B Warrants. Notwithstanding anything to the contrary contained herein, the Warrants underlying the Unit Purchase Option shall not be subject to redemption by the Company except under the terms and conditions set forth in the Unit Purchase Options.

                  SECTION 3. Form and Execution of Warrant Certificates.

                  (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A as to the Class A Warrants and Exhibit B as to the Class B Warrants (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Class A Warrants or Class B Warrants may be listed, or to conform to usage or to the requirements of Section 2(d). The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrant Certificates shall be numbered serially with the letters AW on Class A Warrants of all denominations and the letters BW on Class B Warrants of all denominations.

                  (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be an officer of the Company or to hold the particular office referenced in the Warrant Certificate before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may nevertheless be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company or to hold such office. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4(a) hereof.

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                  SECTION 4. Exercise.

                  (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder of those securities upon the exercise of the Warrant as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing of the exercise of the Warrants. Promptly following, and in any event within five days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a Warrant Certificate for any remaining unexercised Warrants of the Registered Holder) unless prior to the date of issuance of such certificates the Company shall instruct the Warrant Agent to refrain from causing such issuance of certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrants. Notwithstanding the foregoing, in the case of payment made in the form of a check drawn on an account of Blair or such other investment banks and brokerage houses as the Company shall approve in writing to the Warrant Agent, certificates shall immediately be issued without prior notice to the Company or any delay. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant (the "Warrant Proceeds") to the Company or as the Company may direct in writing, subject to the provisions of Sections 4(b) and 4(c) hereof.

                  (b) If, at the Exercise Date in respect of the exercise of any Warrant after _______, 199_, (i) the market price of the Company's Common Stock is greater than the then Purchase Price of the Warrant, (ii) the exercise of the Warrant was solicited by a member of the National Association of Securities Dealers, Inc. ("NASD") as designated in writing on the Warrant Certificate Subscription Form, (iii) the Warrant was not held in a discretionary account,
(iv) disclosure of compensation arrangements was made both at the time of the original offering and at the time of exercise; and (v) the solicitation of the exercise of the Warrant was not in violation of Rule 10b-6 (as such rule or any successor rule may be in effect as of such time of exercise) promulgated under the Securities Exchange Act of 1934, then the Warrant Agent, simultaneously with the distribution of the Warrant Proceeds to the Company shall, on behalf of the Company, pay from the Warrant Proceeds, a fee of 5% (the "Blair Fee") of the Purchase Price to Blair, unless Blair refuses or is unable to solicit such exercise (of which a portion may be reallowed by Blair to the dealer who solicited the exercise, which may also be Blair or D.H. Blair & Co., Inc., unless Blair refuses or is unable to solicit such exercise). In the event the Blair Fee is not received within five days of the date on which the Company receives Warrant Proceeds, unless such failure to make payment occurs as a result of actions by a person other than the Company and the Company has used its best efforts to cause the Blair Fee to be paid, then the Blair Fee shall begin accruing interest at an annual rate of prime plus four percent (4%),

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payable by the Company to Blair at the time Blair receives the Blair Fee. Within five days after exercise the Warrant Agent shall send to Blair a copy of the reverse side of each Warrant exercised. Blair shall reimburse the Warrant Agent, upon request, for its reasonable expenses relating to compliance with this section 4(b). The Company shall pay all fees and expenses including all blue sky fees and expenses and all out-of-pocket expenses of Blair, including legal fees, in connection with the solicitation, redemption or exchange of the Warrants, unless Blair refuses or is unable to solicit such exercise. In addition, Blair and the Company may at any time during business hours, examine the records of the Warrant Agent, including its ledger of original Warrant Certificates returned to the Warrant Agent upon exercise of Warrants. The provisions of this paragraph may not be modified, amended or deleted without the prior written consent of Blair.

                  (c) In order to enforce the provisions of Section 4(b) above, in the event there is any dispute or question as to the amount or payment of the Blair Fee, the Warrant Agent is hereby expressly authorized to withhold payment to the Company of the Warrant Proceeds unless and until the Company establishes an escrow account for the purpose of depositing the entire amount of the Blair Fee, which amount will be deducted from the net Warrant Proceeds to be paid to the Company. The funds placed in the escrow account may not be released to the Company without a written agreement from Blair that the required Blair Fee has been received by Blair.

                  SECTION 5. Reservation of Shares; Listing; Payment of Taxes;
                             etc.

                  (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, (other than those which the Company shall promptly pay or discharge) and that upon issuance such shares shall be listed on each national securities exchange, on which the other shares of outstanding Common Stock of the Company are then listed or shall be eligible for inclusion in the Nasdaq National Market or the Nasdaq SmallCap Market if the other shares of outstanding Common Stock of the Company are so included.

                  (b) The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

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                  (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance or delivery of any shares or Class B Warrants upon exercise of the Class A Warrants, or the issuance or delivery of any shares upon exercise of the Class B Warrants; provided, however, that if the shares of Common Stock or Class B Warrants, as the case may be, are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

                  (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock issuable upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.

                  SECTION 6. Exchange and Registration of Transfer.

                  (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

                  (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

                  (c) With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company and the Warrant Agent, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

                  (d) A service charge may be imposed by the Warrant Agent for any exchange or registration of transfer of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

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                  (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or, with the prior written consent of Blair, disposed of or destroyed, at the direction of the Company.

                  (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary. The Warrants, which are being publicly offered in Units with shares of Common Stock pursuant to the Underwriting Agreement, will be immediately detachable from the Common Stock and transferable separately therefrom.

                  SECTION 7. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall ( in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Class A Warrants or Class B Warrants. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

                  SECTION 8. Redemption.

                  (a) Subject to the provisions of paragraph 2(g) hereof, on not less than thirty (30) days notice given at any time after ___________, 1998 (the "Redemption Notice"), to Registered Holders of the Warrants being redeemed, the Warrants may be redeemed, at the option of the Company, at a redemption price of $0.05 per Warrant, provided the Market Price shall exceed $9.10 with respect to the Class A Warrants and $12.25 with respect to the Class B Warrants (the "Target Prices"), subject to adjustment as set forth in Section 8(f), below. Market Price shall mean (i) the average closing bid price of the Common Stock, for thirty (30) consecutive business days ending on the Calculation Date as reported by Nasdaq, if the Common Stock is traded on the Nasdaq SmallCap Market, or (ii) the average last reported sale price of the Common Stock, for thirty
(30) consecutive business days ending on the Calculation Date, as reported by the primary exchange on which the Common Stock is traded, if the Common Stock is traded on a national securities exchange, or by Nasdaq, if the Common Stock is traded on the Nasdaq National Market. All Warrants of a class must be redeemed if any of that class are redeemed, provided that the Warrants underlying the Unit Purchase Option may only be redeemed in compliance with and subject to the terms and conditions of the Unit Purchase Option. For purposes of this Section 8, the Calculation Date shall mean a date within 15 days of the mailing

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of the Redemption Notice. The date fixed for redemption of the Warrants is referred to herein as the "Redemption Date". The Class B Warrant Redemption Date may not be earlier than thirty-one (31) days after the Class A Warrant Redemption Date.

                  (b) If the conditions set forth in Section 8(a) are met, and the Company desires to exercise its right to redeem the Warrants, it shall request Blair to mail a Redemption Notice to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained pursuant to Section 6(b). Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

                  (c) The Redemption Notice shall specify (i) the redemption price, (ii) the Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, (iv) that Blair will assist each Registered Holder of a Warrant in connection with the exercise thereof and
(v) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of Blair or the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (d) Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Registered Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

                  (e) From and after the Redemption Date, the Company shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

                  (f) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Prices shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

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                  SECTION 9. Adjustment of Exercise Price and Number of Shares
                             of Common Stock or Warrants.

                  (a) Subject to the exceptions referred to in Section 9(g) below, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the Market Price (as defined in Section 8, except that for purposes of Section 9, the Calculation Date shall mean the date of the sale or other transaction referred to in this Section 9) on the date of the sale or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Purchase Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection 9(f)(F) below) for the issuance of such additional shares would purchase at the Market Price and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

                      Upon each adjustment of the Purchase Price pursuant to this Section 9, the total number of shares of Common Stock and Class B Warrants purchasable upon the exercise of each Class A Warrant or the total number of shares of Common Stock purchasable upon exercise of each Class B Warrant, as applicable, shall (subject to the provisions contained in Section 9(b) hereof) be such number of shares (and Class B Warrants, if applicable) (calculated to the nearest one hundredth; provided, however, that in no event shall the Class A Aggregate Per Share Price or the Class B Aggregate Per Share Price as applicable, increase as a result of such rounding calculation) purchasable at the Purchase Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment.

                  (b) The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Class A Warrants or Class B Warrants outstanding, in lieu of the adjustment in the number of shares of Common Stock (and Class B Warrants, if applicable) purchasable upon the exercise of each Warrant as hereinabove provided, so that each Class A Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock and one Class B Warrant, and each Class B Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 9, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 10 hereof, the number of additional Warrants to which such Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants to which such Holder shall be entitled after such adjustment.

                  (c) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 9. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor (if other than the Company) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase and the other obligations of the Company under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

                  (d) Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2(f) hereof, continue to express the Purchase Price per share, the number of shares purchasable thereunder and the Redemption Price therefor as the Purchase Price per share, and the number of shares purchasable and the Redemption Price therefor were expressed in the Warrant Certificates when the same were originally issued.

                  (e) After each adjustment of the Purchase Price pursuant to this Section 9, the Company will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Company setting forth: (i) the Purchase Price as so adjusted, (ii) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the Registered Holder of each Warrant shall then be entitled, and the adjustment in Redemption Price resulting therefrom, and (iii) a statement showing in detail the method of calculation and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any securities issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the Purchase Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 9) on account thereof. The Company will promptly file such certificate with the Warrant Agent and furnish a copy thereof to be sent by ordinary first class mail to Blair and to each Registered Holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Company failed to mail such notice, or except as to the holder whose notice was defective. The Company will, upon the written request at any time of the Underwriter, furnish to the Underwriter a report by Coopers & Lybrand LLP, or other independent public accountants of recognized national standing (which may be the regular auditors of the Company) selected by the Company to verify such computation and setting forth such adjustment or readjustment and showing in detail the method of calculation and the facts upon which such adjustment or readjustment is based. The Company will also keep copies of all such certificates and reports at its principal office.

                  (f) For purposes of Section 9(a) and 9(b) hereof, the following provisions (A) to (F) shall also be applicable:

                      (A) The number of shares of Common Stock outstanding at
                  any given time shall include shares of Common Stock owned or held by or for the account of the Company and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said sections.

                      (B) No adjustment of the Purchase Price shall be made
                  unless such adjustment would require an increase or decrease of at least $.10 in the Purchase Price; provided that any adjustments which by reason of this clause (B) are not required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.10 in the Purchase Price then in effect hereunder.

                      (C) In case of (1) the sale by the Company for cash (or as a component of a unit being sold for cash) of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such securities convertible, exercisable or exchangeable into Common Stock being herein called "Convertible Securities"), or (2) the issuance by the Company, without the receipt by the Company of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Company upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Company upon the exercise of such rights, warrants or options, plus the consideration, if any, received by the Company for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the Market Price of the Common Stock on the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 9(a) and 9(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                      (D) In case of the sale by the Company for cash of any
                  Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Company for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities) is less than the Market Price of the Common Stock on the date of the sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Sections 9(a) and 9(b) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

                      (E) In case the Company shall modify the rights of
                  conversion, exchange or exercise of any of the securities referred to in (C) or (D) above or any other securities of the Company convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Company after such modification is less than the Market Price on the date prior to such modification, the Purchase Price to be in effect after such modification shall be determined by multiplying the Purchase Price in effect immediately prior to such event by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date prior to the modification plus the number of shares of Common Stock which the aggregate consideration receivable by the Company for the securities affected by the modification would purchase at the Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock to be issued upon conversion, exchange or exercise of the modified securities at the modified rate. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities referred to in Paragraph (C) or (D) above, the Purchase Price then in effect hereunder shall forthwith be readjusted to such Purchase Price as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and (b) had adjustments been made on the basis of the Purchase Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Purchase Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

                      (F) In case of the sale for cash of any shares of Common
                  Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, the consideration received by the Company therefore shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Company or any underwriting discounts or commissions or concessions paid or allowed by the Company in connection therewith.

                      (G) In case any event shall occur as to which the
                  provisions of Section 9 are not strictly applicable but the failure to make any adjustment would not fairly protect the purchase rights represented by the Warrants in accordance with the essential intent and principles of Section 9, then, in each such case, the Board of Directors of the Company shall in good faith by resolution provide for the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 9, necessary to preserve, without dilution, the purchase rights represented by the Warrants. The Company will promptly make the adjustments described therein.

                  (g) No adjustment to the Purchase Price of the Warrants or to the number of shares of Common Stock purchasable upon the exercise of each Warrant will be made, however,

                      (i) upon the exercise of any of the options presently
                  outstanding under the Company's Stock Option Plan (the "Plan") for officers, directors and certain other key personnel of the Company; or

                      (ii) upon the issuance or exercise of any other securities which may hereafter be granted or exercised under the Plan or under any other employee benefit plan of the Company approved by the Company's stockholders; or

                      (iii) upon the sale or exercise of the Warrants, including without limitation the sale or exercise of any of the Warrants comprising the Unit Purchase Option or upon the sale or exercise of the Unit Purchase Option; or

                      (iv) upon the sale of any shares of Common Stock and/or
                  Convertible Securities in a firm commitment underwritten public offering, including, without limitation, shares sold upon the exercise of any overallotment option granted to the Underwriter in connection with such offering; or

                      (v) upon the issuance or sale of Common Stock or
                  Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

                      (vi) upon the issuance or sale of Common Stock upon
                  conversion or exchange of any Convertible Securities, whether or not any adjustment in the Purchase Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold.

                  (h) Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 9, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

                  (i) If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each Registered Holder as of the record date for such transaction of the Warrants then outstanding, the rights, warrants or options to which each Registered Holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Company, the Registered Holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise (assuming, for purposes of this Section 9(j), that exercise of Warrants is permissible during periods prior to the Initial Warrant Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 9.


                  SECTION 10. Fractional Warrants and Fractional Shares.

                  (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 9 hereof, the Company nevertheless shall not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon the exercise of any Warrant, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                      (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or is traded on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange or market; or

                      (2) If the Common Stock is not listed or admitted to
                  unlisted trading privileges on a national securities exchange or is not traded on the Nasdaq National Market, the current market value shall be the mean of the last reported bid and asked prices reported by the Nasdaq SmallCap Market or, if not traded thereon, by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                      (3) If the Common Stock is not so listed or admitted to
                  unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

                  SECTION 11. Warrant Holders Not Deemed Stockholders. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

                  SECTION 12. Rights of Action. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

                  SECTION 13. Agreement of Warrant Holders. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

                  (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

                  (b) The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in
Section 7 hereof.

                  SECTION 14. Cancellation of Warrant Certificates. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and cancelled by it and retired. The Warrant Agent shall also cancel the Warrant Certificate or Warrant Certificates following exercise of any or all of the Warrants represented thereby or delivered to it for transfer or exchange.

                  SECTION 15. Concerning the Warrant Agent. The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

                      The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price or the Redemption Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

                      The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                      Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

                      The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

                      The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company that is a registered transfer agent under the Securities Exchange Act of 1934. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

                      Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

                      The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

                  SECTION 16. Modification of Agreement. Subject to the provisions of Section 4(b), the parties hereto and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Class A or Class B Warrants which are to be governed by this Agreement resulting from(a) a subsequent public offering of Company securities which includes Class A or Class B Warrants or (b) a subsequent private placement of Company securities which includes Class A or Class B Warrants, in either case having the same terms and conditions as the Class A or Class B Warrants, respectively, originally covered by or subsequently added to this Agreement under this Section 16, provided, however, that in the case of a private placement, the amendment to this Agreement will be effective only at such time as the resale of such Warrants, as well as the securities underlying such Warrants is covered by an effective registration statement under the Act; or (iii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed or are made in compliance with applicable law.

                  SECTION 17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 1839 West Drake, Suite B, Tempe, Arizona 85283, attention: Timothy M. Brannan, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at its Corporate Office; if to Blair, at D.H. Blair Investment Banking Corp., 44 Wall Street, New York, New York 10005.

                  SECTION 18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

                  SECTION 19. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Warrant Certificates . Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

                  SECTION 20. Termination. This Agreement shall terminate at the close of business on the earlier of the Warrant Expiration Date or the date upon which all Warrants (including the warrants issuable upon exercise of the Unit Purchase Options) have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 15 hereof shall survive such termination.

                  SECTION 21. Counterparts. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  PIRANHA INTERACTIVE PUBLISHING, INC.

                                  By:      ______________________________
                                           Timothy M. Brannan
                                           President


                                  AMERICAN STOCK TRANSFER &
                                  TRUST COMPANY


                                  By:      ______________________________
                                           Authorized Officer


                                  D.H.  BLAIR INVESTMENT BANKING CORP.


                                  By:      ______________________________
                                           Martin A. Bell
                                           Vice Chairman and General Counsel

                                    EXHIBIT A

                  [FORM OF FACE OF CLASS A WARRANT CERTIFICATE]


No.  AW                                                   _____ Class A Warrants


                           VOID AFTER __________, 2002

                    CLASS A WARRANT CERTIFICATE FOR PURCHASE
                 OF COMMON STOCK AND REDEEMABLE CLASS B WARRANTS

                      PIRANHA INTERACTIVE PUBLISHING, INC.


                  This certifies that FOR VALUE RECEIVED __________________ or registered assigns (the "Registered Holder") is the owner of the number of Class A Warrants ("Class A Warrants") specified above. Each Class A Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value ("Common Stock"), of Piranha Interactive Publishing, Inc., a Nevada corporation (the "Company"), and one Class B Warrant of the Company at any time between ____________, 1997 and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $6.50 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

                  This Warrant Certificate and each Class A Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ______________, 1997 by and among the Company, the Warrant Agent and D.H. Blair Investment Banking Corp.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock and Class B Warrants subject to purchase upon the exercise of each Class A Warrant represented hereby are subject to modification or adjustment.

                  Each Class A Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class A Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Class A Warrants.

                  The term "Expiration Date" shall mean 5:00 P.M. (New York time) on _________________, 2002 or such earlier date as the Class A Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

                  The Company shall not be obligated to deliver any securities pursuant to the exercise of the Class A Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Class A Warrants are outstanding. The Class A Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Class A Warrants, each of such new Warrant Certificates to represent such number of Class A Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment for registration of transfer of this Class A Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class A Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Class A Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  The Class A Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.05 per Class A Warrant at any time after __________, 1998 provided the Market Price (as defined in the Warrant Agreement) for the Common Stock shall exceed $9.10 per share. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Class A Warrants represented hereby except to receive the $.05 per Class A Warrant upon surrender of this Warrant Certificate.

                  Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class A Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                  The Company has agreed to pay a fee of 5% of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of the Class A Warrants represented hereby.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                               PIRANHA INTERACTIVE PUBLISHING, INC.

Dated: _____________           By:      ______________________________
                                        Timothy M. Brannan
                                        President

                               By:      ______________________________
                                        J. Wade Stallings, II, Vice President
[seal]

Countersigned:

CONTINENTAL STOCK TRANSFER
& TRUST COMPANY, Warrant Agent


By       ___________________________
         Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                  TRANSFER FEE: $_______ PER CERTIFICATE ISSUED

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants


                  The undersigned Registered Holder hereby irrevocably elects to exercise _______ Class A Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class A Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                             _____________________
                             _____________________
                             _____________________
                             _____________________
                     [please print or type name and address]


and be delivered to

                             _____________________
                             _____________________
                             _____________________
                             _____________________
                     [please print or type name and address]


and if such number of Class A Warrants shall not be all the Class A Warrants evidenced by this Warrant Certificate, that a new Class A Warrant Certificate for the balance of such Class A Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                  The undersigned represents that the exercise of the Class A Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by D.H. Blair Investment Banking Corp. or D.H. Blair & Co., Inc.


                                     ____________________________________
                                            (Name of NASD Member)


Dated:                               X        ___________________________

                                     ____________________________________

                                     ____________________________________
                                                   Address


                                     ____________________________________
                                        Taxpayer Identification Number


                                     ____________________________________
                                            Signature Guaranteed


                                     ____________________________________






THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

(INSERT THE FOLLOWING ON BOTH CERTIFICATES) ONLY IF FCC OR OTHER REGULATIONS LIMIT OWNERSHIP BY NON-U.S. PERSONS ("ALIENS"):

                                   ASSIGNMENT


                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                  OF TRANSFEREE

                             _____________________
                             _____________________
                             _____________________
                             _____________________
                     [please print or type name and address]


_________________ of the Class A Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
____________________________________ Attorney to transfer this Warrant
Certificate on the books of the Company, with full power of substitution in the premises.


Dated:________________                X        ______________________________
                                                    Signature Guaranteed


                                      _______________________________________


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                    EXHIBIT B

                  [FORM OF FACE OF CLASS B WARRANT CERTIFICATE]


No.  BW                                                      __ Class B Warrants


                          VOID AFTER _____________ 2002

                         CLASS B WARRANT CERTIFICATE FOR
                            PURCHASE OF COMMON STOCK

                      PIRANHA INTERACTIVE PUBLISHING, INC.

                  This certifies that FOR VALUE RECEIVED _______________________ or registered assigns (the "Registered Holder") is the owner of the number of Class B Warrants specified above. Each Class B Warrant represented hereby initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value ("Common Stock"), of Piranha Interactive Publishing, Inc., a Nevada corporation (the "Company"), at any time between _____________, 1997 and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $8.75 (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Company.

                  This Warrant Certificate and each Class B Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated ___________, 1997 by and among the Company, the Warrant Agent and D.H. Blair Investment Banking Corp.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Class B Warrant represented hereby are subject to modification or adjustment.

                  Each Class B Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Class B Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Class B Warrants.

                  The term "Expiration Date" shall mean 5:00 P.M. (New York time) on _______________, 2002 or such earlier date as the Class B Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

                  The Company shall not be obligated to deliver any securities pursuant to the exercise of the Class B Warrants represented hereby unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will file a registration statement and will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Class B Warrants are outstanding. The Class B Warrants represented hereby shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Class B Warrants, each of such new Warrant Certificates to represent such number of Class B Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any applicable transfer fee in addition to any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Class B Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Class B Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  The Class B Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.05 per Class B Warrant at any time after _____________, 1998 provided the Market Price (as defined in the Warrant Agreement) for the Common Stock shall exceed $12.25 per share. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Class B Warrants represented hereby except to receive the $.05 per Class B Warrant upon surrender of this Warrant Certificate.

                  Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Class B Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

                  The Company has agreed to pay a fee of 5% of the Purchase Price upon certain conditions as specified in the Warrant Agreement upon the exercise of the Class B Warrants represented hereby.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile, by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                     PIRANHA INTERACTIVE PUBLISHING, INC.


Dated:  _________________            By:      _______________________________
                                              Timothy M. Brannan
                                              President

                                     By:      ______________________________
                                              J. Wade Stallings, II
                                              Vice President
[seal]


Countersigned:

AMERICAN STOCK TRANSFER &
TRUST COMPANY, as Warrant Agent


By:      ______________________________
         Authorized Officer

                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants


                  The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Class B Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Class B Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                             _____________________
                             _____________________
                             _____________________
                             _____________________
                     [please print or type name and address]


and be delivered to

                             _____________________
                             _____________________
                             _____________________
                             _____________________
                     [please print or type name and address]


and if such number of Class B Warrants shall not be all the Class B Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Class B Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                  The undersigned represents that the exercise of the Class B Warrants evidenced hereby was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by D.H. Blair Investment Banking Corp.


                                     ____________________________________
                                            (Name of NASD Member)


Dated:                               X        ___________________________

                                     ____________________________________

                                     ____________________________________
                                                   Address


                                     ____________________________________
                                        Taxpayer Identification Number


                                     ____________________________________
                                            Signature Guaranteed


                                     ____________________________________



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.

                                   ASSIGNMENT


                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED, ___________________ hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
                                  OF TRANSFEREE

                             _____________________
                             _____________________
                             _____________________
                             _____________________
                     [please print or type name and address]


_________________ of the Class B Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
__________________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:                                X        ______________________________
                                                    Signature Guaranteed


                                      _______________________________________



THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A MEMBER OF THE MEDALLION STAMP PROGRAM.